BERKSHIRE REALTY COMPANY, INC.

                             SEVERANCE BENEFITS PLAN
                             -----------------------

                             Effective May 26, 1998

         1. Establishment of the Plan. Berkshire Realty Company, Inc. (the "Company") and BRI OP Limited Partnership (the "Partnership") hereby establish an unfunded "Severance Benefits Plan" (the "Plan") that is intended to be a welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") . The Plan is in effect for covered employees of the Company or the Partnership whose employment is terminated after a Change in Control (as defined below) and prior to the termination of this Plan (the "Protection Period"). This Plan is a special plan for severance benefits in the event of a Change in Control. The severance benefits before a Change in Control or after the Protection Period ends are provided only in the discretion of the Company; the Company does not maintain any other plan which provides severance benefits. For purposes of this Plan, a "Change in Control" of the Company shall mean (i) the acquisition by any individual, corporation, partnership or other entity of 25% or more beneficial ownership (as defined in Rule 13d in effect as of such date under the Securities & Exchange Act of 1934, as amended) of the outstanding voting stock of the Company; (ii) the merger or consolidation of the Company and any other corporation or entity in a merger where holders of the outstanding stock of the Company prior to the merger do not own more than 50% of the outstanding stock of the surviving Company; or (iii) the sale of all or substantially all of the assets of the Company other than pursuant of a plan of liquidation adopted pursuant to the Company Charter.

         2. Purpose. The purpose of the Plan is to establish the conditions under which covered employees will receive severance benefits if their employment with the Company or Partnership is terminated during the Protection Period. The severance benefits paid under the


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Plan are intended to assist employees in making a transition to new employment and are not intended to be a reward for prior service with the Company or the Partnership.

         3. Coverage. Coverage of the Plan is limited to employees (both exempt and non-exempt) whose employment with the Company or Partnership is terminated during the Protection Period without cause or because of resignation for Good Reason (as defined below) other than (a) employees who have separate written agreements with the Company, (b) employees designated by the Company as temporary employees and (c) employees designated by the Company as property level employees. Employees not meeting the above criteria are not covered by the Plan. The Plan Administrator shall be responsible for determining in a uniform and nondiscriminatory manner whether employees meet the above criteria.

         4. Eligibility for Severance Benefits. In all cases involving termination of employment occurring outside the Protection Period, the payment of severance benefits is fully discretionary with the Company and employees do not have a right to receive any severance benefits.

         To receive severance benefits under the Plan, a covered employee must have been specifically identified as eligible to receive severance benefits by receipt of a written notice from the Plan Administrator. Eligibility may be established pursuant to a currently effective summary plan description. The following employees ordinarily will not be eligible for severance benefits: (1) an employee who voluntarily terminates his or her employment other than for Good Reason; (2) an employee who retires; (3) an employee who is terminated for "cause" (as defined below); (4) an employee who is covered under a written employment agreement; and (5) an employee who is employed on a temporary basis.

         For the purpose of this Plan and this Plan only, unless "Good Reason" is defined otherwise in a currently effective Summary Plan Description, "Good Reason" is defined as any


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involuntary reduction in base salary occurring after a Change in Control or the relocation of an employee's workplace to a workplace that is more that 50 miles (one way) from the facility where the employee worked at the occurrence of the Change in Control.

         For the purpose of this Plan and this Plan only, "cause" is defined as
(a) any act or omission by the employee that may have a material adverse effect on the Company's business or on the employee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations) or (b) misconduct or neglect of duties by the employee in connection with the business or affairs of the Company, including, but not limited to, excessive absenteeism or tardiness, which has not been corrected within the time period specified in a written notice to the employee which sets forth such misconduct or neglect of duties.

         5. Amount of Severance Benefits. The following provisions specify the amount of severance benefits to be paid to an employee who the Company has identified as eligible to receive severance benefits under the Plan.

         The basic severance benefits package consists of severance pay at the employee's base rate of pay (as in effect immediately before termination and exclusive of any bonuses, commissions, overtime pay, or other extra forms of compensation) for a period of time as specified in a currently effective summary plan description. The employee may elect to receive severance benefits in a lump sum. Separate benefit levels may be established for separate classes of employees by separate summary plan descriptions. The severance pay shall not terminate in the event of the employee's death during the period of severance pay. If the employee begins new employment during the period of severance pay, the employee's right to severance pay shall continue even though the new employment has begun and the employee shall have no obligation


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to repay to the Company any severance pay paid to the employee after the employee begins the new employment.

         A terminated employee generally shall be entitled to any benefits payable after or on account of termination of employment under any employee pension or welfare benefit plans, stock option plans, or other plans or programs or policies of the Company in accordance with their terms and conditions.

         Except as otherwise provided in the severance benefits package provided by the Company to an employee, the employee's coverage and participation in the plans and programs of the Company generally shall end at termination of employment. After termination of employment, the employee (1) shall not be eligible for continued disability, life insurance, or medical or dental coverage, provided the employee will have the normal rights of a terminated employee to elect continued medical and dental coverage (or conversion to individual coverage) where applicable; (2) shall not continue to accrue seniority for any purpose, including, but not limited to, pension purposes; (3) shall not be eligible to contribute or to receive Company contributions to a Company 401(k) plan; and (4) shall not be eligible for any bonus plan. An Employee who elects to receive continued medical and dental coverage will be charged the same amount for such coverage as would be charged to a similarly situated active employee for the period of salary continuation or the maximum period of continued coverage, whichever is shorter, except that if the employee requests and receives a lump sum payment of his or her severance benefit, the employee shall bear the entire cost of the continued medical and dental coverage.

         6. Severance Agreement. An employee must sign a Severance Agreement that contains a release of claims against the Company and an agreement not to solicit the employment of employees of the Company as a condition to receiving any benefits pursuant to this Plan.


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Each employee participating in the Plan will receive an original and a duplicate
Severance Agreement. Employees are entitled and advised to consult an attorney of their own choosing prior to signing the Severance Agreement.

         The Severance Agreement must be signed and returned to the Company within ten (10) days from the date it is received. Exceptions to this requirement are:

o Employees 40 or older on the date the Severance Agreement is received shall have twenty-one (21) days to review and sign the Severance Agreement.

o Employees 40 or older on the date the Severance Agreement is received who are terminated pursuant to a group layoff are provided with a forty-five
     (45) day period in which to review and sign the Severance Agreement.

o Employees 40 or older on the date the Severance Agreement is received shall have seven (7) days to revoke the Severance Agreement after it has been signed by the employee. If the employee does not revoke the Severance Agreement within seven (7) days, the Severance Agreement shall become irrevocable. Revocations must be in writing and delivered to the General Counsel of the Company.

         7. Funding. The Plan is unfunded and all payments under the Plan shall be made from the Company's general assets.

         8. Duration of Plan. The Plan is effective May 26, 1998 and shall continue in force until the date that is 15 months after the date of occurrence of a Change of Control that occurs on or before June 30, 1999. If a Change in Control does not occur on or before June 30, 1999, the Plan shall terminate on June 30, 1999.


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         9. Plan Administration. David Marshall (or his designee) shall be the
Plan Administrator. The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Plan Administrator. The Plan Administrator shall be the "administrator" within the meaning of Section 3(16) of ERISA and shall have all the responsibilities and duties contained therein.

         The Plan Administrator shall discharge his duties with respect to the Plan solely in the interest of the participants and their beneficiaries, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like objectives.

         The Plan Administrator shall have such powers as are necessary to discharge his duties, including, but not limited to, interpretation and construction of the Plan, the determination of all questions of eligibility, participation and benefits and all other related or incidental matters, and such duties and powers of plan administration which are not assumed from time to time by any other appropriate entity, individual or institution. The Plan Administrator shall decide all such questions in accordance with the terms of the controlling legal documents and applicable law, and his good faith decision will be binding on the participant, the participant's spouse or other dependent or beneficiary and all other interested parties.

         The Plan Administrator may adopt rules and regulations of uniform applicability in his interpretation and implementation of the Plan.

         The Plan Administrator may require each participant to submit, in such form as it shall deem reasonable and acceptable, proof of any information which the Plan Administrator finds necessary or desirable for the proper administration of the Plan.


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         The Plan Administrator shall maintain such records as are necessary to carry out the provisions of the Plan. The Plan Administrator shall also make all disclosures which are required by ERISA and any subsequent amendments thereto.

         If there has been a mistake in the amount of a participant's benefits paid under the Plan, the mistake may be corrected by the Plan Administrator when the mistake is discovered. The mistake may be corrected in any reasonable manner authorized by the Plan Administrator (e.g., by offset against payments remaining to be paid or by payments between the participant and the Company). In appropriate circumstances (e.g., where a mistake is not timely discovered), the Plan Administrator may waive the making of any correction.

         10. Claims Procedure. Ordinarily, severance benefits will be paid to eligible employees without their having to file a claim or take any action other than signing a Severance Agreement. Any participant who believes he is entitled to severance benefits under the Plan which are not being paid may submit a written claim for payment to the Plan Administrator. Any claim for benefits shall be in writing, addressed to the Plan Administrator and shall be sufficient to notify the Administrator of the benefit claimed. If the claim of a participant is denied, the Plan Administrator shall within a reasonable period of time provide a written notice of denial to the participant. The notice will include the specific reasons for denial, the provisions of the Plan on which the denial is based, and the procedure for a review of the denied claim. Where appropriate, it will also include a description of any additional material or information necessary to complete or perfect the claim and an explanation of why that material or information is necessary. The participant may request in writing a review of a claim denied by the Plan Administrator and may review pertinent documents and submit issues and comments in writing to the Administrator. The Plan Administrator shall provide to the participant a written


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decision upon such request for review of a denied claim. The decision of the
Plan Administrator upon such review shall be final.

         11. Income Tax Withholding, Payroll Taxes, and Other Deductions. The Company may withhold from any payment under the Plan (1) any federal, state, or local income or payroll taxes required by law to be withheld with respect to such payment and (2) such other amounts as appropriately may be withheld under the Company's payroll policies and procedures from time to time in effect.

         12. Agent for Service of Legal Process. Legal process with respect to claims under the Plan may be served on the General Counsel of the Company.

         13. Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, shall be borne by the Company.

         14. Plan Not an Employment Contract. The Plan is not a contract between the Company and any employee, nor is it a condition of employment of any employee. Nothing contained in the Plan gives, or is intended to give, any employee the right to be retained in the service of the Company, or to interfere with the right of the Company to discharge or terminate the employment of any employee at any time and for any reason. No employee shall have the right or claim to benefits beyond those expressly provided in this Plan, if any. All rights and claims are limited as set forth in the Plan.

         15. Indemnification. To the extent permitted by law, the Plan Administrator and all employees, officers, directors, agents and representatives of the Plan Administrator shall be indemnified by the Company and held harmless against any claim and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan except to the extent that such claims arise from gross negligence, willful neglect, or willful misconduct.


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         16. Separability. In case any one or more of the provisions of this
Plan (or part thereof) shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions hereof, and this Plan shall be construed as if such invalid, illegal or unenforceable provisions (or part thereof) never had been contained herein.

         17. Non-Assignability. No right or interest of any participant in the Plan shall be assignable or transferable in whole or in part either directly or by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, provided, however, that this provision shall not be applicable in the case of obligations of a participant to the Company.


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         18. Amendment or Termination. The Plan may be amended, modified or terminated at any time by the Company. However, in no event shall such amendment, modification or termination reduce or diminish any severance benefits owing under the Plan to an employee who has been notified of his or her eligibility for benefits under the plan without the consent of the participant to whom the benefits are owed.

         19. Integration with Other Pay or Benefits Requirements. The severance benefits provided for in the Plan are the maximum benefits that the Company will pay. To the extent that the Company owes any amounts in the nature of severance benefits under any other program, policy or plan of the Company, or to the extent that any federal, state or local law, including, without limitation, so-called "plant closing" laws, requires the Company to give advance notice or make a payment of any kind to an employee because of that employee's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, or similar event, the benefits provided under this Plan or the other arrangement shall either be reduced or eliminated to avoid any duplication of payment. The Company intends for the benefits provided under this Plan to satisfy any and all statutory obligations which may arise out of an employee's involuntary termination for the foregoing reasons and the Plan Administrator shall so construe and implement the terms of the Plan.

         20. Governing Law. The Plan and the rights of all persons under the Plan shall be construed in accordance with and under applicable provisions of ERISA, and the regulations thereunder, and the laws of the Commonwealth of Massachusetts to the extent not preempted by federal law.


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         21. Gender and Number. Except where otherwise indicated by the context, any masculine gender used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.

         IN WITNESS WEREROF, the undersigned have executed this Plan document this 27th day of August, 1998.


BRI OP LIMITED PARTNERSHIP BERKSHIRE REALTY COMPANY, INC.

By: /s/ James W. Jackson                    By: /s/ James W. Jackson
    -------------------------                   -----------------------------
Its: V.P., Human Resources                  Its: V.P., Human Resources





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